                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  HYSEQ, INC.
                (Name of Registrant as Specified In Its Charter)

                                  HYSEQ, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)       Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

(2)       Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          ---------------------------------------------------------------------

(4)       Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

(5)       Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)       Amount previously paid:

          ---------------------------------------------------------------------
(2)       Form, schedule or registration statement no.:

          ---------------------------------------------------------------------
(3)       Filing party:

          ---------------------------------------------------------------------
(4)       Date filed:

          ---------------------------------------------------------------------

April 14, 1998

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Hyseq, Inc. (the "Company") at 9:00 a.m. Pacific Time on Monday, May 18, 1998, at the Company's new facility at 675 Almanor Avenue, Sunnyvale, California 94086 (telephone number: (408) 524-8100). At this meeting, we will be seeking your vote on the following proposals: (i) the election of the Company's Class II directors; (ii) ratification of the selection of the Company's independent auditors; (iii) approval of the continuation of Company's 1995 Stock Option Plan (the "1995 Plan") as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and approval of certain amendments to the 1995 Plan, including an increase in the number of shares of the Company's Common Stock available for issuance thereunder by 1,000,000 shares; (iv) approval of certain amendments to the Company's Non-Employee Director Stock Option Plan (the "Directors' Plan"); (v) approval of the adoption of the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"); and (vi) approval of amendments to accelerate the vesting of options granted under the 1995 Plan and the Directors' Plan upon a change of control. Each proposal is described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote is also enclosed along with a postage-paid return envelope. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL SIX OF THESE PROPOSALS.

        We realize not all of you will be able to attend the meeting and vote your shares in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE NEED YOUR VOTE PROMPTLY TO ASSURE A QUORUM AND HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP SOLICITATIONS. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD NOW SO THAT YOUR SHARES WILL BE REPRESENTED. If you later decide to attend the meeting, you can always revoke your proxy at that time and vote your shares in person.

        Remember, your vote is important no matter how many or how few shares you own.



                                        Sincerely,

                                        ROBERT D. WEIST
                                        Chairman of the Board

                                        LEWIS S. GRUBER
                                        President and Chief Executive Officer

                                         HYSEQ, INC.

                           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD MAY 18, 1998

        The Annual Meeting of Stockholders (the "Meeting") of Hyseq, Inc. (the "Company") will be held on Monday, May 18, 1998, at 9:00 A.M., Pacific Time, at the Company's new facility at 675 Almanor Avenue, Sunnyvale, California 94086. The following matters will be acted upon at that time.

1. The election of two Class II directors to serve until the annual meeting to be held in 2001, or until their successors shall have been elected and qualified;

2. The ratification of the selection of the firm of Ernst & Young LLP as the independent auditors for the Company for fiscal year 1998;

3. The approval of the continuation of the Company's 1995 Stock Option Plan (the "1995 Plan"), as required by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the approval of certain amendments to the 1995 Plan, including an increase in the number of shares of the Company's Common Stock available for issuance thereunder by 1,000,000 shares;

4. The approval of certain amendments to the Non-Employee Director Stock Option Plan (the "Directors' Plan");

5.      The approval of the adoption of the Company's Employee Stock Purchase
        Plan;

6. The approval of amendments to accelerate the vesting of options granted under the 1995 Plan and the Directors' Plan upon a change of control; and

7. Such other business as may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on March 31, 1998 are entitled to receive notice of, and to vote at, the Meeting or any adjournment thereof (the "Eligible Holders"). A complete list of Eligible Holders will be available for inspection at the Company's offices for at least ten days prior to the Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            JAMES N. FLETCHER
                                            SECRETARY

April 14, 1998
670 Almanor Avenue
Sunnyvale, California  94086

YOUR VOTE IS IMPORTANT

        STOCKHOLDERS ARE URGED TO DESIGNATE THEIR CHOICES ON EACH OF THE MATTERS TO BE ACTED UPON AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP ASSURE A QUORUM AT THE MEETING AND AVOID THE ADDITIONAL COMPANY EXPENSE OF FURTHER SOLICITATION.

                                   HYSEQ, INC.
                                   670 ALMANOR
                               SUNNYVALE, CA 94086
                                  408-524-8100
                               ------------------

                                 PROXY STATEMENT
                               ------------------

                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by Hyseq, Inc. (the "Company"), a Nevada corporation, for use at the Annual Meeting of Stockholders of the Company to be held at 9:00 A.M. Pacific Time on Monday, May 18, 1998, and at any adjournments thereof (the "Meeting").

        The close of business on March 31, 1998, has been fixed as the record date (the "Record Date") for determining the holders of record (the "Stockholders") of the shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), entitled to notice of, and to vote at, the Meeting. Stockholders at the close of business on the Record Date will be entitled to one vote per share on all business of the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 12,733,963 shares of Common Stock outstanding.

        Where the Stockholder specifies a choice on the proxy card as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. Executed proxies that are unmarked will be voted: (i) FOR election of the two Class II nominees to the Board of Directors (the "Board"); (ii) FOR ratification of the selection of Ernst & Young LLP as the independent auditors for the Company; (iii) FOR approval of continuation of the 1995 Plan, and approval of certain amendments to the 1995 Stock Option Plan (the "1995 Plan"), including an amendment to increase the number of shares of Common Stock available for grants thereunder by 1,000,000 shares; (iv) FOR approval of certain amendments to the Non-Employee Director Stock Option Plan (the "Directors' Plan"); (v) FOR approval of the adoption of the Company's Stock Purchase Plan; and (vi) FOR approval of amendments to accelerate the vesting of options granted under the 1995 Plan and the Directors' Plan upon a change of control. The proxy gives discretionary authority to the persons named in the proxy to vote the shares in their best judgment if any matters other than these shown on the proxy are properly brought before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock, is necessary to constitute a quorum at the Meeting.

        This Proxy Statement and the related proxy form are being mailed to Stockholders on or about April 14, 1998.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

        The costs of the Meeting, including the solicitation of proxies, will be borne by the Company. Persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts. In addition to the solicitation of proxies by mail, directors, officers, and/or employees of the Company may solicit proxies in person or by telephone.

        The Annual Report to Stockholders for the fiscal year ended December 31, 1997, is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (other than exhibits thereto) filed with the Securities and Exchange Commission (the "Commission"), which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge upon written request to Secretary, Hyseq, Inc., 670 Almanor Avenue, Sunnyvale, CA 94086 (408-524-8100).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1998 by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

                                                                   SHARES BENEFICIALLY OWNED(1)
                                                                   ----------------------------
                                                                       NUMBER OF
                        NAME AND ADDRESS(2)                             SHARES     PERCENTAGE(3)
                        --------------------                       --------------  ------------

Robert D. Weist(4).................................................     223,075       1.7%
Lewis S. Gruber(5).................................................     856,134       6.6
Christopher R. Wolf(6).............................................     491,712       3.8
Radoje T. Drmanac(7)...............................................     879,869       6.8
Radomir B. Crkvenjakov(8)..........................................     813,481       6.3
James N. Fletcher(9)...............................................      17,691        *
Raymond F. Baddour(10).............................................      28,800        *
Greta E. Marshall(11)..............................................      32,640        *
Thomas N. McCarter III(12).........................................      94,080        *
Kenneth D. Noonan(13)..............................................      17,280        *
Institute of Molecular Genetics and Genetic Engineering(14)........     708,480       5.6
  Vojode Stepe 283
  P. O. Box 794
  11001 Belgrade Yugoslavia
Ryback Management Corporation(15)..................................     600,000       4.7
  7711 Carondolet Avenue
  Suite 700
  St. Louis, MO 63105
Lindner Growth Fund(15)............................................     725,000       5.7
  7711 Carondolet Avenue
  Suite 700
  St. Louis, MO 63105
The Perkin-Elmer Corporation(16)...................................     766,921       6.0
  761 Main Ave.
  Norwalk, CT 06859
All directors and executive officers of the Company, as a group
  (10 persons)(17).................................................   3,454,762      25.6

--------------

*       Represents beneficial ownership of less than 1% of the Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock issuable pursuant to stock options currently exercisable, or exercisable within 60 days after March 31, 1998, are deemed outstanding for purposes of computing the percentage owned by the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Unless otherwise indicated, the persons named in the table above have the sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner is: c/o Hyseq, Inc., 670 Almanor Avenue, Sunnyvale, California 94086.

(3) Applicable percentage ownership is based on 12,733,963 shares of Common Stock outstanding as of March 31, 1998.

(4)     Includes 14,400 shares issuable upon exercise of options.

(5) Mr. Gruber holds shares individually, jointly with his wife and through a corporation and a partnership that they control. Includes 280,562 shares issuable upon exercise of options.

(6) Includes 1,920 shares issuable upon exercise of a warrant and 72,000 shares issuable upon exercise of options. Also includes 76,800 shares owned by a partnership controlled by Mr. McCarter and of which Mr. Wolf is a partner.

(7) Includes 111,921 shares issuable upon exercise of options held individually by Dr. Radoje Drmanac. Also includes 59,468 shares issuable upon exercise of options held individually by Dr. Radoje Drmanac's spouse, Dr. Snezana Drmanac. Dr. Radoje Drmanac disclaims beneficial ownership of any shares owned by, or issuable upon the exercise of options held by, Dr. Snezana Drmanac.

(8)     Includes 105,001 shares issuable upon exercise of options.

(9)     Includes 13,151 shares issuable upon exercise of options.

(10)    Includes 28,800 shares issuable upon exercise of options.

(11)    Includes 28,800 shares issuable upon exercise of options.

(12) Mr. McCarter owns 76,800 shares through a partnership which he controls and of which Mr. Wolf is a partner. Includes 17,280 shares issuable upon exercise of options.

(13)    Includes 17,280 shares issuable upon exercise of options.

(14) Information based solely on a Schedule 13G filed with the Commission on February 17, 1998. The 708,480 shares issued to the Institute of Molecular Genetics and Genetic Engineering are being held by the First National Bank of Chicago and cannot be voted or disposed of while held thereby until certain restrictions imposed by the United States Department of the Treasury are satisfied.

(15) Information based solely on a Schedule 13G filed with the Commission on January 28, 1998.

(16) Information based solely on a Schedule 13D filed with the Commission on August 22, 1997.

(17)    Includes 750,583 shares issuable upon exercise of options or warrant.


                                   MANAGEMENT

DIRECTORS

        The Company's Amended and Restated Articles of Incorporation, as amended, and By-Laws provide for the Company's business to be managed by or under the direction of its Board of Directors (the "Board"). The Board is divided into three classes, each of whose members serve for a staggered three-year term. The Board comprises two Class I Directors (Messrs. Weist and Gruber), two Class II Directors (Dr. Baddour and Ms. Marshall) and four Class III Directors (Drs. Drmanac, Crkvenjakov and Noonan and Mr. McCarter). At each annual meeting of Stockholders, the appropriate number of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I Directors and Class III Directors expire upon the due election and qualification of successor directors at the annual meetings of stockholders held in calendar years 2000 and 1999, respectively. As the terms of the Class II Directors expire in 1998, the Class II Directors will be elected at the Annual Meeting to be held on May 18, 1998, for terms expiring in 2001. The Board met nine times in 1997. No director attended less than 75% of the meetings.

    The following table sets forth the names, ages and positions of the directors of the Company as of March 31, 1998:

                    NAME                 AGE                       POSITION
     -------------------------------     ---    -----------------------------------------
     Robert D. Weist(1)(2)..........      58    Chairman of the Board of Directors
     Lewis S. Gruber................      47    President, Chief Executive Officer and
                                                Director
     Radoje T. Drmanac, Ph.D........      40    Co-Senior Vice President for Research and
                                                Director
     Radomir B. Crkvenjakov, Ph.D...      51    Co-Senior Vice President for Research and
                                                Director
     Raymond F. Baddour, Ph.D.(1)(3)      73    Director
     Greta E. Marshall(2)...........      60    Director
     Thomas N. McCarter III(3)......      68    Director
     Kenneth D. Noonan, Ph.D.(3)....      50    Director

--------------

(1) Member of the Compensation Committee.

(2) Member of the Nominating Committee.

(3) Member of the Audit Committee.

        Robert D. Weist has served as Chairman of the Board of Directors of the Company since March 1994, and served as the President and a director of the Company from May 1993 until March 1994. Mr. Weist has also been President of Weist Associates, a management consulting firm, since April 1992. Mr. Weist was a consultant to and Senior Vice President, Administration, General Counsel and Secretary of Amgen Inc., a biotechnology company ("Amgen"), from January 1986 through April 1992, and served as its Vice President, General Counsel and Secretary from May 1982 to January 1986. Mr. Weist also serves as a director of BioSource International Inc., a biological products supplier. Mr. Weist holds a B.S. in chemical engineering from Purdue University, a J.D. from New York University and an M.B.A. from the University of Chicago.

        Lewis S. Gruber, a founder of the Company, has been the Chief Executive Officer, President and a director since joining the Company in June 1994. From January 1989 until June 1994, Mr. Gruber was a partner with the law firm of Marshall, O'Toole, Gerstein, Murray & Borun, which has represented the Company as one of its patent counsel since May 1992. Mr. Gruber holds a B.S. in sociology, an M.S. in cell biology and genetics from the University of Arizona, and a J.D. from Arizona State University.

        Radoje T. Drmanac, Ph.D. joined the Company in August 1994 and serves as Co-Senior Vice President for Research and a director. Dr. Drmanac co-invented SBH technology while at the Institute of Molecular Genetics and Genetics Engineering in Belgrade, Yugoslavia ("IMGGE"), where he conducted research from May 1986 until February 1991. Dr. Drmanac served as a Molecular Biologist and Group Leader at Argonne National Laboratory ("Argonne") from February 1991 until August 1994. Dr. Drmanac was a member of the Editorial Board of the International Journal of Genome Research from 1992 to 1994, and has been a member of the Human Genome Organization ("HUGO") since 1992. Dr. Drmanac received his Ph.D. from Belgrade University and conducted post-doctoral studies at the Imperial Cancer Fund Research Laboratories in London.

        Radomir B. Crkvenjakov, Ph.D. joined the Company in August 1994 and serves as Co-Senior Vice President for Research and a director. Dr. Crkvenjakov was appointed to the Editorial Board of Mutation Research Genomics in January 1997. Dr. Crkvenjakov served as Senior Molecular Biologist and Group Leader at Argonne from February 1991 until August 1994. Prior to joining Argonne, Dr. Crkvenjakov was with IMGGE from May 1986 until February 1991, where he co-invented SBH technology. Dr. Crkvenjakov has performed research projects for the U.S. National Institutes of Health ("NIH") and has been a member of HUGO since 1992. Dr. Crkvenjakov received his Ph.D. in biochemistry and molecular biology from Harvard University and conducted post-doctoral studies at the University of Heidelberg.

        Raymond F. Baddour, Ph.D. has served as a director of the Company since December 1993. Since July 1989, Dr. Baddour has served as the Lammot du Pont Professor of Chemical Engineering, Emeritus, at the Massachusetts Institute of Technology where he formerly served as the Lammot du Pont Professor of Chemical Engineering from 1973 to 1989. Dr. Baddour also serves as a director of Ascent Pediatrics, Inc., a pharmaceutical company, Scully Signal Co., and MatTek Corporation, a bio-materials company, and was formerly a director of Amgen. Dr. Baddour holds a B.S. in chemical engineering from Notre Dame University and an M.S. and Sc.D. from the Massachusetts Institute of Technology.

        Greta E. Marshall has served as a director of the Company since July 1994. Ms. Marshall is a principal of The Marshall Plan, an investment management company, which she founded in 1989. From 1985 until 1989, Ms. Marshall was Investment Manager of the California Public Employee's Retirement System, a public pension organization. Ms. Marshall is also a director of EG&G Inc., a technology and scientific instrument company. Ms. Marshall holds a B.A. in English and an M.B.A. from the University of Louisville.

        Thomas N. McCarter III has served as a director of the Company since October 1996. Mr. McCarter currently serves as Chairman of the Ramapo Land Company, a real estate company, and is a general partner of Miles Timber Properties, a land company which positions he has held for more than the past five years. Mr. McCarter is a director and was past Chairman of Stillrock Management, Inc., an investment company, serves as Chairman of Pendragon Technologies, a diversified technology company, is a director of Parock Group, a diversified investment company, and a director of other closely-held companies. Mr. McCarter attended Princeton University from 1948 to 1951 and has been a Certified Investment Counselor since 1972.

        Kenneth D. Noonan, Ph.D. has served as a director of the Company since October 1996. Dr. Noonan has been a Vice President at Booz-Allen & Hamilton, Inc., a management consulting firm, since March 1996. From January 1992 until February 1996, Dr. Noonan was the Managing Director of The Wilkerson Group, Inc., a management consulting group specializing in medical products. Dr. Noonan has also held senior positions in the diagnostics industry. Dr. Noonan also serves as a director of Galenica Pharma. Dr. Noonan holds a Ph.D. in biochemistry from Princeton University.

        There are no family relationships among the directors and executive officers of the Company. See "Certain Transactions."

BOARD COMMITTEES

        Compensation Committee; Compensation Committee Interlocks and Insider Participation

        In April 1994, the Board established a Compensation Committee. The Compensation Committee reviews and makes recommendations on the Company's compensation policies, practices and procedures designed to contribute to the success of the Company, and to assist the Board in carrying out its legal and fiduciary responsibilities. The Compensation Committee also administers the 1995 Plan and the Directors' Plan. No member of the Compensation Committee was at any time during the past three fiscal years an officer or employee of the Company or any subsidiary of the Company. The Compensation Committee, which met one time during 1997, comprises Dr. Baddour as the chairperson and Mr. Weist. Mr. Weist served as Acting President of the Company from May 1993 until March 1994. The Company entered into a consulting agreement with Mr. Weist in May 1993 pursuant to which he received $125,000 in 1993 for services rendered in connection with the original structuring of the Company and other matters. Mr. Weist purchased 489,763 shares of Common Stock in May 1993 for $20,000 in cash and delivery of a promissory note in the original principal amount of $180,000. The promissory note accrued interest at 3.72% per annum and matured in May 1994. Such promissory note had an outstanding balance of approximately $55,000 (plus approximately $3,900 of accrued interest) at May 1, 1994 when it was repaid in connection with the Company's exercise of an outstanding option to repurchase 205,056 of Mr. Weist's shares at his original purchase price of $0.41 per share.

        Audit Committee

        In March 1997, the Board established an Audit Committee. The Audit Committee reviews the Company's annual audit and meets with the Company's independent auditors to review the Company's internal controls and financial management practices. The Audit Committee, which met one time during 1997, comprises Mr. McCarter as the chairperson, Dr. Baddour and Dr. Noonan.

        Nominating Committee

        In October 1996, the Board established a Nominating Committee. The Nominating Committee considers and recommends individuals for Board membership and senior management positions. The Nominating Committee, which met one time during 1997, comprises Ms. Marshall as the chairperson and Mr. Weist.

DIRECTOR COMPENSATION

        From the Company's inception in August 1992 until October 1996, no fees were paid to directors. Commencing in October 1996, the Company instituted a policy to pay all non-employee directors a fee of $2,500 for each Board meeting attended in person or by telephone, subject to an overall cap of $10,000 per year. Each non-employee director earned $10,000 in 1997. Employees of the Company who are also directors do not receive any director fees. All directors are reimbursed for reasonable expenses incurred in attending meetings. Commencing as of December 1997, directors also began receiving fees of $1,000 for each Committee meeting attended in person, which fees were not subject to the $10,000 cap. Each member of the Audit Committee earned $1,000 for attendance at an Audit Committee meeting in 1997. In October 1996, the Stockholders approved the Directors' Plan. Under the Directors' Plan, each new non-employee director receives a one-time grant of options to purchase 23,040 shares of Common Stock, of which options to purchase 11,520 shares become exercisable immediately, with the balance becoming exercisable in two equal allotments on the first and second anniversaries of joining the Board. The Directors' Plan also provides that, commencing in 1997, all non-employee directors automatically receive options to purchase up to 5,760 shares each year (such that the amount received under the Directors' Plan when added to all prior options granted to a director which become exercisable in that year total 5,760) on the date of the annual meeting of the Stockholders. In accordance with the Directors' Plan, Mr. Weist, Dr. Baddour and Ms. Marshall each received options to purchase 960 shares immediately following the annual meeting in 1997 and will receive options to purchase an additional 960 shares immediately following the annual meeting to be held on May 18, 1998. As Dr. Noonan and Mr. McCarter joined the Board in 1996, they are not expected to receive any additional grants of shares under the Directors' Plan until 1999. A total of 138,240 shares of Common Stock have been reserved and are available for purchase upon the exercise of options granted under the Directors' Plan, of which options to purchase 48,960 shares were issued and outstanding at December 31, 1997. See "Matters to be Considered by the Stockholders -- Proposal to Continue and Amend the Company's 1995 Stock Option Plan."

STOCK OPTION PLANS AND AGREEMENTS

        Stock Option Agreements

        The Company has reserved 596,152 shares of Common Stock for issuance upon exercise of options granted in 1994, to certain executive officers, an employee, directors and members of the Company's Scientific Advisory Board ("SAB"). See "Certain Transactions."

        1995 Plan

        For information regarding the 1995 Plan, see "Matters to be Considered by the Stockholders -- Proposal to Continue and Amend the Company's 1995 Stock Option Plan."

        Non-Employee Director Stock Option Plan

        For information regarding the Non-Employee Director Stock Option Plan see "Matters to be Considered by the Stockholders -- Proposal to Amend the Company's Non-Employee Director Stock Option Plan."

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The names of, and certain information regarding, executive officers and key employees of the Company who are not also directors, are set forth below.

                    NAME                 AGE                 POSITION
------------------------------------     ---    --------------------------------------------
     Christopher R. Wolf............      43    Executive Vice President and Chief Financial
                                                Officer
     James N. Fletcher..............      45    Senior Vice President of Administration,
                                                General Counsel and Secretary
     Robert A. D'Elia...............      44    Senior Director of Facilities Operations
     Stephanie C. Diaz..............      32    Director of Finance
     Snezana Drmanac, M.D...........      37    Director of SBH Biochemistry

        Christopher R. Wolf joined the Company as Executive Vice President and Chief Financial Officer in December 1996. From May 1996 to December 1996, Mr. Wolf was Senior Vice President, Investment Banking and Group Head of Healthcare for Fahnestock & Co. Inc., an investment banking firm, and from February 1991 until May 1996, was a partner of the Georgica Group, Inc., a financial consulting company. From 1989 until February 1991, Mr. Wolf was a partner of Oppenheimer & Co., Inc., an investment banking firm, and from 1983 until 1988, was with Kidder Peabody & Co. Incorporated, an investment banking firm. Mr. Wolf holds a B.A. in political science from Ohio Wesleyan University and an M.P.P.M. from Yale University School of Management.

        James N. Fletcher served as the Company's Vice President of Administration from September 1994 until March 1998, and has served as its Secretary since April 1996 and as its General Counsel and Senior Vice President of Administration since March 1998. Mr. Fletcher was an independent consultant to the Company from April 1994 until September 1994. Mr. Fletcher served as general counsel and a consultant to National Business Funding, a development-stage financial services company, from July 1993 until May 1994 and as assistant general counsel of ComputerLand Corporation, a computer reseller, from November 1990 until December 1992 and served as a consultant from December 1992 until May 1993. Mr. Fletcher holds a B.S. in political science from Arizona State University and a J.D. from the University of Arizona.

        Robert A. D'Elia joined the Company as Senior Director of Facilities Operations in January 1998. Prior to joining the Company, Mr. D'Elia spent the last ten years as biopharmaceutical and medical device operations executive primarily with Turner Construction and Eichleay Architects and Engineers. Prior to this, Mr. D'Elia worked for twelve years in biopharmaceutical and medical device facilities, operations and regulatory compliance with Bayer Laboratories, Genentech Inc. and Applied Immune Science. Mr. D'Elia holds a B.S. in business management and an M.B.A. from California Coast University in Santa Ana California.

        Stephanie C. Diaz has served as the Company's Director of Finance since December 1997. From February 1993 until December 1997, Ms. Diaz was Controller and most recently, Director of Finance for Martek Biosciences Corporation, a biotechnology company. Ms. Diaz holds a B.A. in international relations from Stanford University and an M.B.A. from Georgetown University.

        Snezana Drmanac, M.D. joined Hyseq in August 1994 as a Senior Scientist and became the Director of Sequencing By Hybridization (SBH) Biochemistry Development in May 1997. Dr. Drmanac earned her M.D. at the University of Belgrade in 1986, and completed her internship and State Exam in 1987. She has been working on developing SBH biochemistry since 1988. Dr. Drmanac started as a Research Associate at the Genome Structure Unit Division in the Center of Genetic Engineering in Belgrade. From 1989 to 1990, Dr. Drmanac worked as a Scientific Officer in the Genome Analysis Department in the Imperial Cancer Research Fund (London), where she continued to work on SBH. She was a Junior Scientist at Argonne National Laboratory from 1991 to 1994, leading the project of developing and implementing SBH in DNA library screening.

EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to the compensation earned for the two fiscal years ended December 31, 1997 for the Company's Chief Executive Officer and, based on actual or annualized salaries, the four other most highly compensated executive officers (the "Named Executive Officers"). No other executive officer's compensation exceeded $100,000 for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                          Annual Compensation           Compensation Award
                                                          -------------------         ----------------------
                                                                                      Restricted  Securities
                                                     Fiscal                              Stock    Underlying    All Other
        Name and Principal Positions                  Year     Salary      Bonus         Award   Compensation  Compensation
--------------------------------------------------   ------    ------      -----      ---------- ------------  ------------
Lewis S. Gruber(1) ...............................    1997    $200,000    $      0        0       $      0    $ 49,651(1)
      President and Chief Executive Officer           1996     200,000           0        0(1)      42,240           0

Christopher R. Wolf(2) ...........................    1997     127,083      25,000        0(2)           0      70,635(2)
      Executive Vice President and Chief Financial    1996      10,416           0        0(2)     144,000      30,000(2)
      Officer

Radoje T. Drmanac(3) .............................    1997     146,000      13,680        0         28,215           0
      Co-Senior Vice President for Research           1996     146,000      13,680        0         35,476      46,200(3)

Radomir B. Crkvenjakov(3) ........................    1997     146,000      13,680        0         29,334           0
      Co-Senior Vice President for Research           1996     146,000      13,680        0         35,476      46,200(3)

James N. Fletcher ................................    1997     104,167           0        0         29,354           0
      Vice President of Administration                1996      93,167           0        0         11,852           0

--------------

(1) In December 1996, Mr. Gruber purchased 48,000 shares at $1.56 per share and 144,000 shares at $2.90 per share using the proceeds of a loan from the Company in the amount of $492,000. In March 1997, Mr. Gruber purchased 179,712 shares at $6.51 per share using the proceeds of a loan from the Company in the amount of $1,170,000. These shares become vested over a period of two years, in equal allotments of 7,488 shares per month for so long as Mr. Gruber is employed by the Company. Each of Mr. Gruber's loans bears interest at a rate of 3% per annum. The value representing the difference between the applicable federal rates (AFRs) on the dates of the loans and the 3% interest rates charged on each of the loans, is included as "Other Compensation."

(2) Mr. Wolf joined the Company in December 1996 and received compensation based on an annual salary of $125,000. Also in December 1996, Mr. Wolf purchased 161,280 shares at $4.17 per share using the proceeds of a loan from the Company in the amount of $672,000. These shares become vested over a period of two years, in equal allotments of 6,720 shares per month for so long as Mr. Wolf is employed by the Company. In March 1997, Mr. Wolf purchased 179,712 shares at $6.51 per share using the proceeds of a loan from the Company in the amount of $1,170,000. These shares become vested over a period of two years, in equal allotments of 7,488 shares per month for so long as Mr. Wolf is employed by the Company. Each of Mr. Wolf's loans bears interest at a rate of 3% per annum. The value representing the difference between the applicable federal rates
        (AFRs) on the dates of the loans and the 3% interest rates charged on each of the loans, is included as "Other Compensation." Mr. Wolf received a one-time reimbursement for relocation expenses of $30,000 in 1996, and received $14,650 during 1997 toward mortgage payments on a out-of-state property which was sold in conjunction with Mr. Wolf's move.

(3) Pursuant to the terms of employment agreements dated as of August 1, 1994, each of Drs. Drmanac and Crkvenjakov are entitled to annual bonuses of $13,680 and were entitled to a one-time special bonus of $91,200 when the Company reached $8.5 million of funding. Although the funding level was reached in 1995, the special bonuses were not paid until January 1996. As a condition of payment, Drs. Drmanac and Crkvenjakov forfeited options to purchase 57,600 shares and 48,000 shares respectively, at an exercise price of $1.56 per share and their two-year employment agreements were automatically extended to terms of four years. The amounts paid were offset against loans made in August 1994 by the Company to each of Drs. Drmanac and Crkvenjakov in the amount of $45,000, such that each of Drs. Drmanac and Crkvenjakov received a net payment of $46,200 in January 1996.

                              OPTION GRANTS IN 1997

        The following table sets forth certain information with respect to the grant of options to purchase Common Stock by the Company during 1997 to the Named Executive Officers.

                         NUMBER OF  % OF TOTAL                               POTENTIAL
                         SECURITIES   OPTIONS                          REALIZABLE VALUE AT ASSUMED
                         UNDERLYING   GRANTED     EXERCISE             ANNUAL RATES OF STOCK PRICE
                          OPTIONS   TO EMPLOYEES   PRICE    EXPIRATION APPRECIATION FOR OPTION
          NAME           GRANTED(1)    IN 1997  (PER SHARE)   DATE            TERM(3)
          ----           ---------- ----------  ----------- ---------- ---------------------------
                                                                          5%        10%
                                                                       ---------  -------
Lewis S. Gruber(2)......       0         0           N/A       N/A       N/A        N/A
Christopher R. Wolf(2)..       0         0           N/A       N/A       N/A        N/A
Radoje T. Drmanac.......   9,638       3.3%        $6.51     3/12/07    $ 39,459  $ 99,997
                          18,577       6.4          8.33     4/16/07      97,319   246,626
Radomir B. Crkvenjakov..  10,757       3.7          6.51     3/12/07      44,040   111,607
                          18,577       6.4          8.33     4/16/07      97,319   246,626
James N. Fletcher.......   6,186       2.1          6.51     3/12/07      25,326    64,181
                          23,168       8.0          8.33     4/16/07     121,370   307,575

--------------

(1) All options were granted pursuant to the 1995 Plan and become exercisable in four equal annual installments commencing one year after the date of grant.

(2) In March 1997 Messrs. Gruber and Wolf each purchased 179,712 shares at $6.51 per share using the proceeds of loans from the Company to each of them in the amount of $1,170,000. As a condition of purchase, Messrs. Gruber and Wolf did not receive grants of any options in 1997. See also "Certain Transactions."

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future market performance of the Company's Common Stock and the date on which the options are exercised. The amounts represented in this table may not necessarily be achieved.

        The following table sets forth for each of the Named Executive Officers certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 1997 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1997.

  AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND DECEMBER 31, 1997 OPTION VALUES

                                                                       NUMBER OF
                                                                  SECURITIES UNDERLYING         VALUE OF UNEXERCISED IN-THE-
                                                                  UNEXERCISED OPTIONS AT             MONEY OPTIONS AT
                                 SHARES                              DECEMBER 31, 1997              DECEMBER 31, 1997 (2)
                               ACQUIRED ON     VALUE           ----------------------------     -----------------------------
        NAME                    EXERCISE      REALIZED(1)      EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----                    --------      -----------      -----------    -------------     -----------     -------------
Lewis S. Gruber .........        15,560       $  124,511          280,562           38,841       $2,216,478       $  211,877
Christopher R. Wolf .....            --               --           72,000           72,000          392,760          392,760
Radoje T. Drmanac .......            --               --          104,868           74,022          822,615          354,068
Radomir B. Crkvenjakov ..            --               --           97,668           72,741          764,549          338,198
James N. Fletcher .......            --               --            5,813           41,095           31,710          113,319

----------

(1) Based on the fair market value at the date of exercise, as determined by the Board, prior to the Company's IPO, minus the exercise price.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $9.625, the closing sale price per share of the Company's Common Stock as reported by the Nasdaq National Market on December 31, 1997.


EMPLOYMENT AGREEMENTS

        The Company has employment agreements with Dr. Drmanac and Dr. Crkvenjakov, pursuant to which they became employees on August 1, 1994. These agreements have terms of four years and expire on July 31, 1998. See "Executive Compensation" and "Principal Stockholders" regarding stock options granted in connection with their employment. Pursuant to the terms of their employment agreements, each of Drs. Drmanac and Crkvenjakov are entitled to annual bonuses of $13,680 and were entitled to a one-time special bonus of $91,200 when the Company reached an aggregate of $8.5 million of funding. Although the funding level was reached in 1995, the special bonuses were not paid until January 1996. As a condition of payment, Drs. Drmanac and Crkvenjakov surrendered options to purchase 57,600 shares and 48,000 shares respectively, at an exercise price of $1.56 per share. The amounts paid were offset against loans made in August 1994 by the Company to each of Drs. Drmanac and Crkvenjakov in the amount of $45,000, such that each of Drs. Drmanac and Crkvenjakov received a net payment in January 1996 of $46,200.


           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee bases its decisions on the Company's executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to Hyseq's success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives. The Company seeks to set its executive officers' salaries in the mid-range compared to those with similar management positions in peer companies consisting primarily of other genomics and biotechnology companies. The level of salaries paid to executive officers of the Company also takes into account the technological achievements of the Company during the year, its success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to the Company's performance for the year. Particular emphasis is placed on the individual officer's level of responsibility for and role in meeting the Company's strategic, technological and financial objectives. Because of the Company's stage of development, the Committee has not used either the profitability of the Company or the market value of its stock as a significant factor in consideration for setting executive officer salaries.

        The Company awards bonuses for accomplishments achieved during the past year. The amount of the bonus is determined by the Compensation Committee, with advise from Company management, based upon an assessment of the individual's contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the Compensation Committee. In determining bonuses for the fiscal year ended December 31, 1997, the Compensation Committee considered, among other accomplishments, the establishment of new collaborations with other companies; increases in the Company's rate of gene sequencing; filing of patent applications; completion of the Company's initial public offering; and completion of two private stock offerings with collaborators.

        Stock options awards are intended to align the interests of executives with the interests of the Stockholders in the long-term performance of the Company. Guidelines for executive stock option awards were developed by the Compensation Committee, in consultation with management, through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals and competitive stock option data from other genomics and biotechnology companies. In addition, the Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

        The 1997 compensation of Mr. Lewis S. Gruber, the Company's Chief Executive Officer and President, took into account the above policies and specific milestones achieved by the Company during the prior year. These milestones included the successful completion of the Company's 1996 private financing and positioning the Company for its initial public offering, as well as the progress toward the Company's gene sequencing capacity to present levels. The Committee believes that Mr. Gruber's salary was in the low range compared to CEOs in peer companies consisting primarily of other genomics companies. To increase Mr. Gruber's equity position and further align his interests with the Company's Stockholders, the Company allowed Mr. Gruber to purchase 179,712 shares at $6.51 per share in March 1997, using the proceeds of a loan from the Company.

SECTION 162(m) COMPLIANCE

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for Federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. At this time, it is not anticipated that any Named Executive Officers will receive compensation in excess of $1,000,000 in 1998.

        The Compensation Committee, however, has determined that stock options granted under the Company's 1995 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant could result in compensation paid to certain Named Executive Officers exceeding $1,000,000. In order to comply with Code Section 162(m), which will result in such stock options being treated as "performance-based compensation," the Company's stockholders are being asked to approve an amendment to the 1995 Plan which would allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company. See "Proposal to Continue and Amend the Company's 1995 Stock Option Plan."

                                PERFORMANCE GRAPH

        The following graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from August 7, 1997 (the date of the Company's initial public offering) through December 31, 1997 (as measured by dividing the difference between the Company's share price at the end (December 31, 1997) and the beginning (August 7, 1997) of the measurement period with the cumulative total return of The Nasdaq National Market and the Hambrecht and Quist Biotechnology Index during such period). The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The graph assumes the investment of $100 in the Company's Common Stock, and the relevant indices on August 7, 1997. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                   8/7/97         12/31/97
                                   ------         --------
Hyseq, Inc.                       $100.00          $69.00
Nasdaq Stock Index                 100.00           99.00
  (U.S.)
H&Q Biotechnology Index            100.00           98.00




At December 31, 1997, the closing price of the Company's Common Stock was $9.625 per share. At March 31, 1998, the closing price was $12.50 per share.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file by such due dates during fiscal 1997.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


                              CERTAIN TRANSACTIONS

        In December 1993, Lewis S. Gruber, a director and executive officer of the Company, received a warrant to purchase 144,000 shares of Common Stock at $2.90 per share in exchange for the assignment of all right, title and interest in and to certain patent rights relating to diagnostic applications owned by him. In connection with Mr. Gruber's employment by the Company in June 1994, Mr. Gruber was granted a 10-year option to purchase 345,600 shares of Common Stock at an exercise price of $1.56 per share. In December 1996, Mr. Gruber used the proceeds of a loan from the Company to exercise the warrant to purchase 144,000 shares of Common Stock at $2.90 per share and to exercise options to purchase 48,000 shares of Common Stock at an exercise price of $1.56 per share. The loan, in the principal amount of $492,000, is evidenced by a promissory note dated December 9, 1996, that bears interest at 3% per annum and is due on December 8, 2001. The loan is secured by, and with recourse only to, 118,080 shares of Mr. Gruber's Common Stock. In March 1997, Mr. Gruber purchased 179,712 shares at $6.51 per share using the proceeds of an additional $1,170,000 loan, as evidenced by a promissory note dated March 12, 1997 on the same terms as his prior loan. As of June 30, 1997, the amounts outstanding under such loans were $492,000 and $1,170,000, respectively. The 179,712 shares are subject to a right of repurchase by the Company over a period of two years. This repurchase option lapses in equal allotments of 7,488 shares per month for so long as Mr. Gruber is employed by the Company. As a condition of the purchase in March 1997, Mr. Gruber did not receive any options under the 1995 Plan during 1997. Mr. and Ms. Gruber, individually and through a corporation that they control, beneficially own a total of 575,572 shares of Common Stock, including the 179,712 shares of Common Stock purchased in March 1997, the 144,000 shares of Common Stock issued upon the exercise, in December 1996, of the 1993 Warrant, the 158,469 shares of Common Stock purchased in August 1992 and May 1993 at purchase prices of $0.35 and $0.41 respectively, and 82,760 shares of Common Stock issued upon the exercise of options at $1.56 per share in September 1996, December 1996, March 1997, June 1997, and November 1997 (which shares include the 297,792 shares pledged as security for the loans referenced above). Mr. and Ms. Gruber also jointly purchased 6,716 shares of Series A Preferred Stock at $2.90 per share in November 1993 and 7,317 shares of Series A Preferred Stock at $3.46 per share in November 1994, which shares converted to 14,033 shares of Common Stock upon completion of the Company's initial public offering in August 1997.

        Until joining the Company, Mr. Gruber was a member of Marshall, O'Toole, Gerstein, Murray & Borun, which firm has served as one of the Company's patent counsel since inception in 1992. He also is the spouse of Misty S. Gruber, who was a director of the Company from inception to June 1994 and is a member of Sachnoff & Weaver, Ltd., a law firm which has served as general corporate counsel to Hyseq since June 1996. Ms. Gruber formerly was a member of Shefsky Froelich & Devine Ltd., which law firm served as general corporate counsel to the Company from inception to June 1996. Sachnoff & Weaver, Ltd. and certain members and related persons in addition to Ms. Gruber and certain partners and related persons of Marshall, O'Toole, Gerstein, Murray & Borun are stockholders of the Company. See also "Principal Stockholders."

        In May 1996, the Company issued to Fahnestock & Co. Inc. a warrant to purchase 206,822 shares of Common Stock at an exercise price of $4.58 per share, a portion of which warrant was subsequently transferred to certain officers of this firm, including a warrant to purchase 1,920 shares to Christopher R.

Wolf who was then an officer of the investment bank and is now Executive Vice President and Chief Financial Officer of the Company. In December 1996, Mr. Wolf borrowed $672,000 from the Company, as evidenced by a promissory note dated December 9, 1996, which bears interest at 3% per annum and is due on December 8, 2001. Mr. Wolf used the proceeds of the loan to purchase 161,280 shares of Common Stock at $4.17 per share in December 1996. The shares vest over a period of two years, in equal allotments of 6,720 shares per month for so long as Mr. Wolf is employed by the Company. In March 1997, Mr. Wolf purchased 179,712 shares at $6.51 per share using the proceeds of a $1,170,000 Company loan on the same terms as the loan to Mr. Gruber in March 1997. As of September 30, 1997, the amounts outstanding under such loans were $672,000 and $1,170,000, respectively. As a condition of the purchase, Mr. Wolf did not receive any options under the 1995 Plan during 1997. The loans are secured by, and with recourse only to, the shares purchased by Mr. Wolf using proceeds of Company loans. Mr. Wolf also is a partner in Blue Hill Partners, a partnership controlled by Thomas N. McCarter III, a director of the Company. Blue Hill Partners purchased 76,800 shares of Common Stock at $4.17 per share in September 1996.

        In January 1997, Sachnoff & Weaver, Ltd. purchased 76,800 shares of Common Stock at $6.51 per share. Sachnoff & Weaver, Ltd., a member of which is the spouse of the Company's President and Chief Executive Officer, paid $102,415 in cash and delivered a promissory note to the Company for the balance in the amount of $397,585 secured by 61,069 shares of Common Stock. The note bears interest at 8.25% per annum and is due on March 18, 2001. As of December 31, 1997 and March 31, 1998, the note had outstanding principal balances of $154,000 and $76,500, respectively. Sachnoff & Weaver, Ltd. received approximately $900,000 for legal services performed in 1997.


                  MATTERS TO BE CONSIDERED BY THE STOCKHOLDERS

                 ELECTION OF CLASS II DIRECTORS (NOTICE ITEM 1)

        The Company has three classes of directors serving staggered, three-year terms. The 2000 ("Class I") and 1998 ("Class II") classes each presently have two directors and the 1999 ("Class III") class has four members. The Class II directors are to be elected at the Meeting for three-year terms expiring on the date of the Annual Meeting of the Stockholders in 2001 or until each such director's successor shall have been duly elected or appointed. The Board has nominated Dr. Raymond F. Baddour and Ms. Greta E. Marshall for re-election as Class II directors. A Stockholder using the enclosed proxy form can vote for either or both of the two nominees to the Board or withhold his or her vote from either or both of such nominees. IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT WILL BE VOTED FOR BOTH OF THE NOMINEES. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board may recommend.

        The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and eligible to vote at the Meeting, a quorum being present, is required to elect each of Dr. Baddour and Ms. Marshall.

        RECOMMENDATION OF THE BOARD: The Board recommends a vote FOR election of Dr. Baddour and Ms. Marshall.

              RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (NOTICE ITEM 2)

        The selection by the Board of the firm of Ernst & Young LLP ("Ernst & Young") as the independent auditors for the Company for the year ending December 31, 1998 is to be submitted for ratification by the Stockholders at the Meeting. The firm of Ernst & Young has served as independent auditors for the Company since 1993. The independent auditors have advised the Company that they have no direct or material indirect financial interest in the Company. Representatives of the firm of Ernst & Young are not expected to be present at this year's Meeting.

        The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and eligible to vote at the Meeting, a quorum being present, is required for ratification of the selection of the independent accountants.

        Stockholder ratification of the selection of Ernst & Young as Hyseq, Inc.'s independent auditors is not required by the Bylaws of the Company or otherwise. The Board has elected to seek such ratification as a matter of good corporate practice. Should the Stockholders fail to ratify the selection of Ernst & Young as independent auditors, the Board will consider whether to retain that firm for the year ending December 31, 1998.

        RECOMMENDATION OF THE BOARD: The Board recommends that the Stockholders vote FOR ratification of the Board's selection of Ernst & Young as independent auditors for the Company for fiscal year 1998.

      PROPOSAL TO CONTINUE AND AMEND THE COMPANY'S 1995 STOCK OPTION PLAN
                                (NOTICE ITEM 3)


        The Board has adopted the 1995 Plan, as amended, subject to Stockholder approval. If the requested Stockholder approval is received, the 1995 Plan, as amended, will read as set forth in Annex 1.


GENERAL INFORMATION

    At the Company's 1995 annual meeting, the Stockholders approved the 1995 Plan for the purposes of providing incentives to employees and attracting and retaining executive officers and other key employees. The 1995 Plan permits grants of incentive and non-qualified stock options, within the meaning of the Code, that are exercisable at a price equal to, in the case of incentive stock options, the fair market value of the Common Stock on the date of grant and, in the case of non-qualified options, at an amount determined by the Compensation Committee on the date of grant, which amount shall in no event be less than the par value of the Common Stock.

    A total of 1,152,000 shares of Common Stock are reserved for issuance under the 1995 Plan. At March 31, 1998, options granted under the 1995 Plan to purchase 716,137 shares were issued and outstanding, including options to purchase 63,360 shares issued to three non-employee directors and options to purchase 12,912 shares issued to SAB members. At a meeting of the Board on March 16, 1998, the Board adopted a proposal to amend the 1995 Plan to (i) comply with the requirements of Section 162(m) of the Code, (ii) increase from 1,152,000 to 2,152,000 the aggregate number of shares of Common Stock of the Company reserved for issuance under the 1995 Plan, (iii) permit participants to use already owned shares of the Company's Common Stock to pay for exercise of their options or to effect a "cashless" exercise through a broker and (iv) allow employees who are terminated to exercise their options (to the extent then exercisable) within thirty (30) days of such termination.

    As of March 31, 1998, the market value of the 2,152,000 shares reserved for issuance under the 1995 Plan (inclusive of those shares to be added through the proposed amendment herein) was $26,900,000. Cash payments received by the Company under the 1995 Plan will be used for general corporate purposes.

REASONS FOR THE AMENDMENT

    Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the stock option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual. Accordingly, on April 8, 1998, the Board voted to provide a limit of 325,000 shares that may be issued to any individual in any one year under the 1995 Plan and to seek Stockholder approval to meet the statutory requirements of Code Section 162(m). If the Stockholders do not vote to approve continuation of the 1995 Plan, as amended, the Company cannot grant any further options under the 1995 Plan.

    As of December 31, 1997, only 440,000 shares remained available for grant under the 1995 Plan. In April 1997, the Company had approximately 51 employees. As a result of its successful initial public offering, the Company expanded its operations significantly, and had more than 150 employees as of December 31, 1997. The Company expects to hire approximately 50 additional employees in 1998. As of March 31, 1998, approximately 157 employees of the Company were eligible to participate in the 1995 Plan. Management, the Compensation Committee and the Board believe that additional options must be available for future years to continue to reward and provide incentives to employees and to accommodate the contemplated hiring of additional senior technical employees, particularly in the highly competitive Silicon Valley environment in which the Company competes for employees. Management believes that the inherent value created by the continued ability to grant options under the 1995 Plan will prove to be a highly successful means of continuing to attract, retain, and motivate highly qualified scientific, administrative and management talent. Accordingly, the Compensation Committee, having considered the foregoing, recommended, and the Board approved, subject to Stockholder approval, a proposal to amend the 1995 Plan to authorize the Board to increase the number of shares of Common Stock available for grants under the 1995 Plan by 1,000,000 shares.

    The 1995 Plan presently provides that the exercise price of options granted thereunder must be paid in full in cash. The proposed amendment would authorize the Compensation Committee to permit payment by delivery of shares of Common Stock or an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price. The Board believes this amendment will facilitate exercise of options by employees and thereby help to further align the employees' interests with Stockholders, which the Board believes to be in the best interest of the Company.

    The 1995 Plan also presently provides that an employee shall have no further right to exercise any option granted under the 1995 Plan upon termination of employment, except in the event of termination by death or disability. The proposed amendment to the 1995 Plan would allow any employee who is terminated (other than for cause) to exercise such employee's options granted under the 1995 Plan, to the extent then exercisable, within thirty (30) days following termination. The foregoing notwithstanding, the 1995 Plan shall continue to provide that, upon a participant's death or disability, outstanding options shall be exercisable by the participant or his legal representative or beneficiary, to the extent exercisable at the date of the participant's death or disability, and for one year thereafter, but in no event after the option's expiration date. The Board believes this amendment will support the Company's effort to attract and retain highly qualified employees and to bring the Company's option compensation program into conformity with those of many other public companies.

DESCRIPTION OF AWARDS UNDER THE 1995 PLAN

    The 1995 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and nonstatutory stock options ("Awards").

    Optionees receive the right to purchase a specified number of shares of Common Stock at an option price and subject to such terms and conditions as are specified at the time of the grant. Incentive stock options and options that the Board intends to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting stock of the Company). All other options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. The Company believes that all options granted under the 1995 Plan to date have been granted at fair market value. The exercise price of options must generally be paid in full at the time of exercise; however, the Compensation Committee may provide for the Company to make loans to finance the exercise of any option.

    The 1995 Plan is administered by the Board and the Compensation Committee of the Board, which Compensation Committee shall consist of not less than two members of the Board. The Compensation Committee shall have the sole and complete authority to select the regular, full time employees of the Company who will be granted Awards under the 1995 Plan and to interpret, administer and correct any defect or omission or reconcile any inconsistency in the 1995 Plan. At the time an option is awarded, the Committee will specify the date or dates upon which the option, or portions of the option, becomes exercisable. The Compensation Committee may amend or modify any outstanding Awards in any manner consistent with the authority that the Compensation Committee has under the 1995 Plan. No such amendment or modification shall impair the rights of a participant under the Award without the participant's consent. The Compensation Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the 1995 Plan in respect of any leave of absence from the Company granted to a participant. The Plan contains provisions relating to the disposition or adjustment of Awards in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

    If a participant ceases to be an employee by reason of disability, the participant's right to exercise any unexercised options granted under the 1995 Plan shall be subject to the condition that, until such option is exercised, the participant (i) shall not be engaged as an advisor, principal, agent, partner, officer, director or employee in any business or activity which is competitive with the Company's business, and (ii) shall be reasonably available for consultation with the Company. If a participant fails to comply with these conditions, his rights as to any unexercised options shall be forfeited.

    The Board may amend or terminate the 1995 Plan at any time, provided that no amendment shall, without Stockholder approval, materially increase the number of shares of Common Stock which may be issued under the 1995 Plan, materially modify the requirements as to eligibility, materially increase the benefits accruing to participants under the 1995 Plan or extend the termination date of the 1995 Plan. No Award may be made under the Plan after May 24, 2005, but Awards previously granted may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to the grant and exercise of Awards under the 1995 Plan and with respect to the sale of Common Stock acquired under the 1995 Plan.

    Incentive Stock Options. In general, a participant will not recognize ordinary income upon the grant or exercise of an incentive stock option. If the participant holds the stock acquired through the exercise of an incentive stock option for one year from the date of exercise and two years from the date of the grant, the participant will thereafter recognize a capital gain or loss upon a subsequent sale of the stock, based upon the difference between the incentive stock option's exercise price and the sale price. If the participant sells the stock before the requisite holding period, then the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise.

    Non-Statutory Options. As in the case of an incentive stock option, a participant will not recognize ordinary income upon the grant of a non-statutory option. Unlike the case of an incentive stock option, however, upon exercise of a non-statutory option a participant generally will recognize ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the Company's Common Stock on the exercise date. With respect to any Common Stock acquired upon exercise of a non-statutory option ("NSO Stock"), a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. The capital gain or loss will be long-term, midterm or short-term gain or loss, depending upon the holding period of the shares.

    Tax Consequences to the Company. The grant of an Award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1995 Plan nor the sale of any Common Stock acquired under the 1995 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1995 Plan, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099 - MISC (or similar such IRS form filing).

    RECOMMENDATION OF THE BOARD: The Board recommends a vote FOR approval of continuation of the 1995 Plan, as amended.

                  PROPOSAL TO AMEND THE COMPANY'S NON-EMPLOYEE
                   DIRECTOR STOCK OPTION PLAN (NOTICE ITEM 4)

        The Board has approved certain amendments to the Directors' Plan, subject to Stockholder approval. If the requested Stockholder approval is received, the Directors' Plan, as amended, will read as set forth in Annex 2.

GENERAL INFORMATION

        At the Company's 1996 annual meeting, the Stockholders approved the Directors' Plan providing for periodic stock option grants to Company directors who are not employees of the Company. Management believes that the inherent value created by the granting of options under the Directors' Plan will prove to be a successful means of attracting, retaining and motivating highly qualified individuals for the Company's Board.

REASONS FOR THE AMENDMENT

        The Directors' Plan presently provides that the exercise price of options granted thereunder may be paid in cash or through the delivery of already-owned shares of the Company's Common Stock. The Director's Plan also provides that options issued under the Director's Plan shall be exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) one month following the date a Director ceases to be a participant. On March 16, 1998, the Compensation Committee, having considered the foregoing, recommended, and the Board approved, subject to Stockholder approval, a proposal to amend the Directors' Plan to authorize the Board to issue options that have terms of ten years, without regard to whether the Director continues to be a participant in the Directors' Plan (other than upon a Director's termination for cause, in which event his rights under the Directors' Plan shall be terminated). An amendment also has been proposed that would authorize the payment of the option exercise price through a cashless exercise. For a description of this amendment, which is identical to the same amendment for which approval is being sought under the 1995 Plan, see "Notice Item 3 -- Reason for the Amendment." The Board believes such amendments will support its efforts to attract and retain highly motivated and qualified individuals to serve on the Company's Board. In all other respects, the Plan would remain as originally adopted.

DESCRIPTION OF THE DIRECTORS' PLAN

        Under the Directors' Plan, each new, non-employee director receives a one-time grant of options to purchase 23,040 shares of Common Stock, of which options to purchase 11,520 shares become exercisable immediately, with the balance becoming exercisable in two equal allotments on the first and second anniversaries of joining the Board. All non-employee directors automatically receive options to purchase up to 5,760 shares each year (such that the amount received under the Directors' Plan when added to all prior options granted to a director which become exercisable in that year total 5,760) on the date of the annual meeting of the Stockholders, commencing in 1997. The purchase price of Common Stock under each option shall be not less than the fair market value of the Common Stock on the date of grant. Mr. Weist, Dr. Baddour and Ms. Marshall each received options to purchase 960 shares immediately following the annual meeting in 1997 under the Directors' Plan. A total of 138,240 shares of Common Stock have been reserved and are available for purchase upon the exercise of options granted under the Directors' Plan, of which options to purchase 48,960 shares were issued and outstanding at December 31, 1997. As of March 31, 1998, the market value of the 138,420 shares available for issuance under the Directors' Plan was $1,730,250. No options may be granted under the Director's Plan after October 23, 2005.

        The Directors' Plan will be administered by the Compensation Committee, which shall consist of not less than two members of the Board. The Compensation Committee will have full authority to interpret and administer the Directors' Plan, and correct any defect or omission or reconcile any inconsistency in the Directors' Plan, and its decisions will be conclusive and binding upon the Company and all other persons.

        If a participant ceases to be a non-employee director by reason of disability, the participant's right to exercise any unexercised options granted under the Directors' Plan shall be subject to the condition that, until such option is exercised, the participant (i) shall not be engaged as an advisor, principal, agent, partner, officer, director or employee in any business or activity which is competitive with the Company's business, and (ii) shall be reasonably available for consultation with the Company. If a participant fails to comply with these conditions, his rights as to any unexercised options shall be forfeited.

        The Board may amend or terminate the Directors' Plan at any time, provided that no amendment shall, without Stockholder approval, materially increase the number of shares of Common Stock which may be issued under the Directors' Plan, materially modify the requirements as to eligibility for participation, materially increase the benefits accruing to participants under the Directors' Plan or extend the termination date of the Directors' Plan. The Compensation Committee may amend or modify any outstanding options in any manner consistent with the Compensation Committee's authority under the Directors' Plan. No such amendment or modification shall impair the rights of a participant under the option without the participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

        The federal income tax consequences that generally will arise with respect to the grant and exercise of an option under the Directors' Plan are similar to those as set forth for Nonstatutory Options under the 1995 Plan. See "Notice Item 3 -- Federal Income Tax Consequences."

        RECOMMENDATION OF THE BOARD: The Board recommends a vote FOR approval of the amendment to the Directors' Plan.


        PROPOSAL TO APPROVE THE HYSEQ, INC. EMPLOYEE STOCK PURCHASE PLAN
                                 (NOTICE ITEM 5)

        The Board has adopted, at its meeting of March 16, 1998, the Stock Purchase Plan, subject to Stockholder approval. If the requested Stockholder approval is received, the Stock Purchase Plan will read as set forth in Annex 3.

DESCRIPTION OF THE STOCK PURCHASE PLAN

        The purpose of the Stock Purchase Plan is to enable eligible employees of the Company and its affiliates to acquire a proprietary interest in the Company by purchasing Common Stock through payroll deductions. A total of 50,000 shares of the Company's Common Stock will be made available for purchase by employees upon the exercise of purchase rights granted under the Stock Purchase Plan. In the event any purchase right granted under the Stock Purchase Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available for purchase by employees upon the exercise of purchase rights. The maximum number of shares will be subject to appropriate adjustment in the event of stock dividends, stock splits, recapitalization, or similar changes affecting the outstanding shares of Common Stock. As of March 31, 1998, the market value of the 50,000 shares available for issuance under the Stock Purchase Plan was $625,000. Approximately 155 employees are eligible to participate in the Stock Purchase Plan. The Board believes that adoption of the Stock Purchase Plan will promote the interests of the Company and its Stockholders by assisting the Company in attracting, retaining and stimulating the performance of employees and by aligning employees' interests, through their purchases of Common Stock, with the interests of Stockholders.

        The Stock Purchase Plan will be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors. The Committee will have full authority to construe and interpret the Stock Purchase Plan, and correct any defect or omission or reconcile any inconsistency in the Stock Purchase Plan, and its decisions will be final, conclusive and binding upon all employees and all persons claiming under or through any employee.

        All employees of the Company and, if designated by the Board of Directors, its affiliates will be eligible to participate in the Stock Purchase Plan on the first Offering Date coincident with or next following the employee's completion of ninety (90) days of continuous service. For purposes of the Stock Purchase Plan, an "Offering Date" is defined as the date on which the Committee grants an eligible employee the right to purchase shares of common stock. An eligible employee may become a participant in the Stock Purchase Plan effective the first day of an offering period following the completion and filing with the Committee of an enrollment form that authorizes deductions from the employee's paycheck, so long as the enrollment form is delivered to the Committee no less than fifteen (15) days prior to the first day of such offering period. If an enrollment form is submitted less than fifteen
(15) days prior to the first day of an offering period, it shall become effective on the first day of the next succeeding offering period. A participant may elect to have deductions made from his or her pay on each payday at a whole number percentage rate of not less than 1% nor greater than 10% of the compensation that he or she is entitled to receive. A participant may increase the rate of his payroll deductions effective as of any subsequent Offering Date by filing a new authorization form with the Committee fifteen (15) or more days prior to the next Offering Date. A request for a decrease in payroll deductions shall be effective as soon as practicable after it is filed with the Committee.

        The Common Stock to be sold under the Stock Purchase Plan may be (i) shares acquired on the open market, (ii) treasury shares, and/or (iii) shares newly issued for such purpose. The purchase price for shares of Common Stock to be purchased with payroll deductions will be equal to 95% (or such other amount as the Committee shall authorize, but in no event less than 85%) of the fair market value of the Common Stock on the date on which a grant of a purchase right under the Stock Purchase Plan is made or on the date on which the Common Stock is purchased, whichever is less. The fair market value of the Common Stock on a given date shall be determined by the Committee based upon the reported closing sales price of the Common Stock on the Nasdaq National Market on such date. If the limit on the number of shares of Common Stock available to be purchased under the Stock Purchase Plan is reached, then the last purchase of Common Stock shall be allocated among the participants pro rata based upon the number of shares that would have been purchased under the Stock Purchase Plan without this limitation.

        A participant may elect to withdraw his shares or any cash credited to his or her account at any time. All of the cash deposits returned to the participant will be paid to him promptly after receipt of the notice of the withdrawal, without interest. Shares of Common Stock to be delivered to the participant will be registered in his name, or if the participant directs in writing to the Committee, in the name of the participant and the person designated by the participant, and will be delivered to the participant as soon as practicable after the request for withdrawal. If the participant wishes to sell shares of the Common Stock in his account, he may notify the Committee to sell the same, in which event all commission costs incurred in connection with the sale of the shares of Common Stock will be paid by the participant.

        If a participant terminates his employment or otherwise becomes ineligible to participate in the Stock Purchase Plan, any unused payroll deductions will be returned to him without interest. A participant may terminate payroll deductions at any time by providing written notice to the Committee. A participant may not then reenter the Stock Purchase Plan until six months have elapsed from the date his or her cessation became effective. An employee must be employed by the Company or an affiliate on the date the Common Stock is purchased in order to participate in the purchase for that offering period.

        A participant may not be granted a purchase right under the Stock Purchase Plan if he owns, immediately after the grant of the purchase right, 5% or more of the voting power or value of all classes of stock of the Company or any of its affiliates, or if purchase rights under the Stock Purchase Plan or any other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000.

        The Board may amend or terminate the Stock Purchase Plan at any time, provided that no amendment shall, without Stockholder approval, increase the number of shares of Common Stock available for purchase under the Stock Purchase Plan (except upon stock splits and dividends, combinations and similar events), change the class of affiliates whose employees are eligible to participate in the Stock Purchase Plan, or otherwise effect a change inconsistent with Code Section 423.

FEDERAL INCOME TAX CONSEQUENCES

        The following provides a general summary of the federal income tax consequences of the Stock Purchase Plan. In order for transactions pursuant to the Stock Purchase Plan to qualify for the tax treatment discussed below, the Plan must be approved by the Stockholders. Although the Company believes the following statements are correct based on existing provisions of the Code and the legislative history, and administrative and judicial interpretations thereof, no assurance can be given that legislative, administrative, or judicial changes or interpretations will not occur that would modify such statements.

        The Stock Purchase Plan is designed to qualify as an employee stock purchase plan under the provisions of Sections 421 and 423 of the Code. Neither the grant nor the purchase of Common Stock under the Stock Purchase Plan will have a tax impact on the participant or the Company. If an employee disposes of the Common Stock acquired upon the purchase of his rights after at least two years from the date of grant and one year from the date of purchase, then the employee must treat as ordinary income the lesser of (i) the amount, if any, by which the fair market value of the Common Stock at the time of disposition exceeds the purchase price paid, or (ii) the amount, if any, by which the fair market value of the Common Stock at the date of grant exceeds the purchase price paid. Such recognition of compensation income upon disposition shall have the effect of increasing the basis of the shares in the employee's hands by an amount equal to the amount of compensation income recognized. Any gain in addition to this amount will be treated as midterm or long-term capital gain, depending upon how long the Common Stock was held after the date of exercise. If an employee holds Common Stock at the time of his death, the holding period requirements are automatically deemed to have been satisfied and ordinary income will be realized by the estate, in the amount discussed above, upon the sale or other disposition of the Common Stock. The Company will not be allowed a deduction if the holding period requirements are satisfied or deemed satisfied.

        If an employee disposes of the Common Stock before the expiration of the later of two years from the date of grant and one year from the date of purchase, then the employee must treat as ordinary income the excess of the fair market value of the Common Stock on the date of purchase over the purchase price. Any additional gain will be treated as long-term, midterm or short-term capital gain, depending upon how long the Common Stock was held after the date of exercise. The Company may deduct an amount equal to the ordinary income recognized by the employee.

        The foregoing is only a summary of the effects of federal income taxation upon the employee and the Company with respect to the shares purchased under the Stock Purchase Plan. It does not purport to be complete and does not discuss the income tax laws of any municipality, state, or foreign country in which the employee may reside.

        RECOMMENDATION OF THE BOARD: The Board recommends a vote FOR approval of the Stock Purchase Plan.

         PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK OPTION PLAN AND THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN FOR ACCELERATED VESTING UPON A
                        CHANGE OF CONTROL (NOTICE ITEM 6)

        The Board has approved certain amendments to the 1995 Plan and the Directors' Plan, subject to Stockholder approval. If the requested Stockholder approval is received, the 1995 Plan and the Directors' Plan, as amended, will read as set forth in Annexes 1 and 2, respectively.

GENERAL INFORMATION

        The information with respect to the 1995 Plan and the Directors' Plan as set forth under the "General Information" heading under "Notice Item 3 -- General Information" and "Notice Item 4 -- General Information" is incorporated herein by reference. In addition to the proposed amendments set forth in Notice
Item 3, the Board, at a meeting on March 16, 1998, adopted proposals to amend the 1995 Plan and the Directors' Plan to accelerate the vesting of options granted under each of the plans upon a change of control.

REASONS FOR THE AMENDMENT

        The Board has approved proposals to amend both the 1995 Plan and the Directors' Plan to provide that, in the event of a change of control, all options granted under the 1995 Plan and the Directors' Plan, whether or not exercisable at the time of the change of control, shall become immediately exercisable. A change of control shall be deemed to occur on the earliest of (a) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock"); (b) the commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; and (d) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Company then in office. The Board believes these amendments will further support its efforts to attract and retain highly qualified employees and to attract and retain highly motivated and qualified individuals to serve on its Board in an exceedingly competitive environment.

DESCRIPTIONS OF AWARDS UNDER THE 1995 PLAN AND THE DIRECTORS' PLAN

        For a description of the awards under the 1995 Plan and the Directors' Plan see "Notice Item 3 -- Description of Awards" and "Notice Item 4 -- Description of Awards".

FEDERAL INCOME TAX CONSEQUENCES

        For a description of the federal income tax consequences that will generally arise with respect to the grant and exercise of an option under the 1995 Plan, see "Notice Item 3 -- Federal Income Tax Consequences." The federal income tax consequences that generally will arise with respect to the grant and exercise of an option under the Directors' Plan are similar to those as set forth for Nonstatutory Options under "Notice Item 3 -- Federal Income Tax Consequences."

        RECOMMENDATION OF THE BOARD: The Board recommends a vote FOR approval of the amendments to the 1995 Plan and the Directors' Plan

        In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present, in person or by proxy, at the session of the meeting adjourned.

                                 OTHER BUSINESS

        As of the date of this Proxy Statement, management of the Company knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                               GENERAL INFORMATION

        As of March 31, 1998, there were 12,733,963 shares of Common Stock outstanding, each entitled to cast one vote at the meeting. There were options to purchase 1,356,941 shares of Common Stock at varying exercise prices between $.78 and $14.25 and warrants to purchase an additional 692,847 shares of Common Stock outstanding at varying exercise prices between $2.90 and $5.21 per share (the average exercise price was $3.88 per share for options, $3.81 per share for warrants and $3.86 per share overall).

        A copy of the Annual Report including the financial statements of the Company for the year ended December 31, 1997, has been mailed to Stockholders with this Proxy Statement and accordingly, has been mailed on or before the record date for the determination of the Stockholders who are entitled to be notified of and to vote at the meeting.

                              STOCKHOLDER PROPOSALS

        No stockholder proposals were received by the Company for inclusion in this year's proxy statement. If a Stockholder wishes to present a proposal to be included in the proxy statement for the next Annual Meeting of Stockholders, and assuming such Annual Meeting of Stockholders is held on or about May 15, 1999, such proposal must be submitted in writing and received by the Company's Secretary at its facility in Sunnyvale within ten days after notice of the meeting is given.

        Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                           By order of the Board of Directors:

                                           James N. Fletcher
                                           Secretary

April 14, 1998

                                                                         ANNEX 1


                               AMENDMENT NO. 2 TO
                          HYSEQ, INC. STOCK OPTION PLAN

        WHEREAS, the Board of Directors of Hyseq, Inc. has approved that certain Amendment No. 2 to the Hyseq, Inc. Stock Option Plan (the "Plan"), effective as of March 16, 1998.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. The maximum number of shares of Common Stock which may be issued for all purposes under Section 1.5 of the Plan shall be increased from 1,152,000 to 2,152,000.

        2. The following sentence shall be added at the end of Section 1.5 of the Plan:

               The foregoing notwithstanding, the aggregate number of shares as to which Options may be granted in any calendar year to any one Participant shall not exceed 325,000 (subject to adjustment for stock splits, stock dividends, and other adjustments described in
               Section 3.2 hereof).

        3. The second paragraph of Section 2.4 of the Plan shall be amended to read as follows:

                      The Committee shall establish procedures governing the
               exercise of Options and shall require that written notice of exercise be given and that the Option Price be paid in full at the time of exercise. On the date specified in such written notice, the Company shall accept payment for the Option shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee. If approved in advance by the Committee, payment may also be made (i) by delivering shares of Common Stock already owned for at least six
               (6) months by the Participant and which have a total Fair Market Value on the date of such delivery equal to the Option Price;
               (ii) by authorizing the Company to retain Option shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (iv) by any combination of the foregoing. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

        4. Section 2.6 of the Plan shall be amended to read as follows:

                      In the event of a Participant's death or disability, each
               of his outstanding Options shall be exercisable by the Participant (or his legal representative or designated beneficiary), to the extent that such Option was then exercisable, for one year after the Participant's death or disability, but in no event after its respective expiration date. A Participant who ceases to be an employee for any reason other than death, disability or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase shares thereunder has become exercisable on the date of such termination, but only within thirty (30) days after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. A Participant who ceases to be an employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, "cause" shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company, divulging confidential information about the Company to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

                               AMENDMENT NO. 3 TO
                          HYSEQ, INC. STOCK OPTION PLAN

        WHEREAS, the Board of Directors of Hyseq, Inc. has approved that certain Amendment No. 3 to the Hyseq, Inc. Stock Option Plan (the "Plan"), effective as of March 16, 1998.

        NOW, THEREFORE, Section 2.4 of the Plan is hereby amended by adding the following paragraph at the end of that Section:

                      In the event of a "change of control," all Options granted under the Plan, whether or not exercisable at the time of the change of control, shall become immediately exercisable. A change of control shall be deemed to occur on the earliest of (a) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock"); (b) the commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company;
               (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; and (d) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Company then in office.

                                                                         ANNEX 2

                               AMENDMENT NO. 1 TO
                        HYSEQ, INC. NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

        WHEREAS, the Board of Directors of Hyseq, Inc. has approved that certain Amendment No. 1 to the Hyseq, Inc. Non-Employee Director Stock Option Plan (the "Plan"), effective March 16, 1998.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.  Article II.D.1 shall be amended to read as follows:

                1. Options may be exercised by the delivery of written notice of exercise and payment of the aggregate Option Price for the shares to be purchased to the Corporate Secretary of the Corporation. On the date specified in such written notice, the Company shall accept payment for the Option shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee. If approved in advance by the Committee, payment may also be made (i) by delivering shares of Common Stock already owned for at least six (6) months by the Participant and which have a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by authorizing the Company to retain Option shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (iv) by any combination of the foregoing. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.

        2.  Article II.D.3 shall be amended to read as follows:

                3. One half of the Participant's Initial Option shall be exercisable on the date of grant and one fourth of the Initial Option shall become exercisable on the date of the Annual Meeting of the Stockholders held in each of the two years following the year in which the Participant receives the Initial Option. The Initial Option shall continue to be exercisable until the tenth anniversary of the date of grant. Each of a Director's Subsequent Options shall become exercisable on the date of grant (the date of each Annual Meeting) and shall continue to be exercisable until the tenth anniversary of the date on which the Subsequent Option(s) was granted. Notwithstanding the foregoing, in the event a Participant's status as a non-employee director ceases as the result of his termination for cause, all of the Participant's outstanding options shall immediately terminate.

        3.  Article III.F shall be amended by adding the following Paragraph 3:

                3. The term "cause" as used under the Plan shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company, divulging confidential information about the Company to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

                               AMENDMENT NO. 2 TO
                        HYSEQ, INC. NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

        WHEREAS, the Board of Directors of Hyseq, Inc. has approved that certain Amendment No. 2 to the Hyseq, Inc. Non-Employee Director Stock Option Plan (the "Plan"), effective March 16, 1998.

        NOW, THEREFORE, Article II.D.3 of the Plan is hereby amended by adding the following paragraph at the end of that section:


                             The foregoing notwithstanding, in the event of a
                      "change of control," all Options granted under the Plan, whether or not exercisable at the time of the change of control, shall become immediately exercisable. A change of control shall be deemed to occur on the earliest of (a) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock"); (b) the commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company;
                      (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; and (d) the election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (1) three directors, or (2) directors constituting a majority of the number of directors of the Company then in office.

                                                                         ANNEX 3

                                   HYSEQ, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


1.      PURPOSE

        The purpose of the Hyseq, Inc. Employee Stock Purchase Plan is to provide eligible Employees of Hyseq, Inc. and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible Employees and the Company. It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

2.      DEFINITIONS

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings. Wherever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

        (a) ACCOUNT means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times prior to the purchase of the Common Stock, but may be commingled with the assets of the Company and used for general corporate purposes. No interest shall be paid or accrued on any funds accumulated in the Accounts of Employees.

        (b) AFFILIATE means a corporation, as defined in Section 424(f) of the Code, that is a parent or subsidiary of the Company, direct or indirect.

        (c)     BOARD means the Board of Directors of the Company.

        (d)     CODE means the Internal Revenue Code of 1986, as amended.

        (e) COMMITTEE means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

        (f) COMMON STOCK means the shares of common stock of the Company, $.001 par value.

        (g) COMPANY means Hyseq, Inc., a Nevada corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Company.

        (h) COMPENSATION means the compensation paid to an Employee by the Company during a payroll period for federal income tax purposes, as reported on an Employee's Form W-2 (or comparable reporting form) for income tax withholding purposes.

        (i) EFFECTIVE DATE means the date the Plan is adopted by, and made effective by, the Board, subject to the limitations of Section 16.

        (j) EMPLOYEE means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week.

        (k) OFFERING DATE means the date on which the Committee grants Employees the option to purchase shares of Common Stock.

        (l) OFFERING PERIOD means the period between the Offering Date and the Purchase Date.

        (m) PURCHASE DATE means the date on which the Committee purchases the shares of Common Stock, which date shall be the last day of an Offering Period.

        (n) PARTICIPANT means an Employee who elects to participate in the Plan.

        (o)     PLAN means the Hyseq, Inc. Employee Stock Purchase Plan.

3.      ELIGIBILITY

        All Employees of the Company and, if designated by the Board, any Affiliate, who are employed by the Company and/or such designated Affiliate shall be eligible to participate in the Plan on the first Offering Date coincident with or next following the Employee's completion of ninety (90) continuous days of employment.

4.      ADMINISTRATION

        The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, and application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. Notwithstanding anything to the contrary in the Plan, the Committee shall have the discretion to modify the terms of the Plan with respect to Participants who reside outside of the United States or who are employed by a subsidiary of the Company that has been formed under the laws of any foreign country, if such modification is necessary in order to conform such terms to the requirements of local laws.

5.      STOCK

        (a) The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, and/or shares originally issued for such purpose. The aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall not exceed fifty thousand (50,000) shares, subject to adjustment upon changes in capitalization of the

        Company as provided in subparagraph (b) below. In the event any purchase right granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available for purchase by Employees upon the exercise of purchase rights. If the total number of shares that otherwise would have been acquired under the Plan on any Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the Participants' authorizations shall be reduced accordingly, or refunded to the Participants, as the case may be, and the Company shall give written notice of such reduction or refund to each affected Participant.

        (b) Appropriate adjustments in the aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall be made to give effect to any mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends, or other relevant changes in the capitalization of the Company occurring after the Effective Date. The establishment of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets. Adjustments under this Section 5 shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

        (c) A Participant shall not have any interest in shares covered by his authorized payroll deduction until shares of Common Stock are acquired for his Account.

6.      PARTICIPATION

        (a) Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the next Offering Date following the delivery of the authorization form to the Committee; provided, (i) that the Employee is eligible under Section 3 to participate in the Plan on such Offering Date and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to an Offering Date, it shall become effective on the first Offering Date that is fifteen (15) or more days following delivery of the authorization form to the Committee.

        (b) At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant's Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period. A Participant may increase the rate of his payroll deduction effective as of any subsequent Offering Date by filing a new authorization form with the Company fifteen (15) or more days prior to the next Offering Date. A Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing a new authorization form with the Company, which shall become effective as soon as practicable after it is filed.

        (c) All Compensation deductions made for a Participant shall be credited to his Account. Except as may otherwise be provided by the Committee under Section 4, a Participant may not make any separate cash payment into his Account.

7.      PURCHASE OF SHARES

        (a) On the Offering Date when a Participant's authorization form for a deduction becomes effective, and on each succeeding Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made. In addition to the foregoing, any cash dividends paid on shares of Common Stock held in his Account shall be added to the Account, and used to purchase Common Stock as otherwise provided herein.

        (b) The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to the lesser of ninety-five percent (95%) (or such other amount as the Committee shall authorize, but in no event less than eighty-five percent (85%)) of (i) the "fair market value" of a share of Common Stock on the Offering Date or (ii) the "fair market value" of a share on the Purchase Date. Fair market value shall be defined as the closing bid price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of valuation, or if none, on the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

8.      TIME OF PURCHASE

        From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price. Each Offering Period shall be for a specified period of time to be fixed by the Committee and shall be for no less than one month and no more than twenty-seven (27) months' duration. Each Participant who elects to purchase shares of Common Stock hereunder shall be deemed to have exercised his option automatically on such date of purchase. Administrative and commission costs on purchases shall be paid by the Company. The Committee shall cause to be delivered periodically to each Participant a statement showing the aggregate number of shares of Common Stock in his Account, the number of shares of Common Stock purchased for him in the preceding Offering Period, his aggregate Compensation deductions for the preceding Offering Period, the price per share paid for the shares of Common Stock purchased for him during the preceding Offering Period, and the amount of cash, if any, remaining in his Account at the end of the preceding Offering Period.

        A Participant may request delivery to him of the cash in his Account or of the shares of Common Stock held in his Account at any time (subject to any limitations imposed by Section 16(b) of the Securities Exchange Act of 1934), and the delivery thereof shall be made at such regular time as the Company or its transfer agent shall determine. If such delivery is required at a time other than the normal transfer date set by the Company or its transfer agent, the Participant requesting such transfer shall pay the costs thereof. All of the cash deposits in his Account shall be paid to him promptly after receipt of notice of withdrawal, without interest. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs in writing to the Committee, in the name of the Participant and such person(s) as may be designated by the Participant, to the extent permitted by applicable law, and delivered to the Participant as soon as practicable after the request for a withdrawal. If a Participant wishes to sell the shares of Common Stock in his Account, he may notify the Committee to sell the same, in lieu of a distribution of such shares, in which event all commission costs incurred in connection with the sale of the shares of Common Stock shall be borne by the Participant. The Company shall pay administrative costs associated therewith other than costs arising from a sale occurring at a time different from the prearranged dates set by the Company or its transfer agent for making such sales.

9.      CESSATION OF PARTICIPATION

        A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee the Company shall distribute to the Participant all of his accumulated payroll deductions, without interest. If any Participant ceases participation in the Plan, no further Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in
Section 6. Upon ceasing participation in the Plan, a Participant shall not be permitted to reenter the Plan until six (6) months have elapsed from the date his cessation becomes effective.

10.     INELIGIBILITY

        An Employee must be employed by the Company or an Affiliate on the Purchase Date in order to participate in the purchase for that Offering Period. If an option expires without first having been exercised, all funds credited to the Participant's Account shall be refunded without interest. If a Participant becomes ineligible to participate in the Plan at any time, all

Compensation deductions made on behalf of the Participant that have not been used to purchase shares of Common Stock shall be paid to the Participant within sixty (60) days after the Committee determines that the Participant is not eligible to participate in the Plan.

11.     DESIGNATION OF BENEFICIARY

        A Participant may file a written designation of a beneficiary who shall receive any shares of Common Stock (or remaining Compensation deductions) credited to the Participant's Account under the Plan in the event of such Participant's death prior to delivery to him of the certificates for such shares (or remaining Compensation deductions). The designation of a beneficiary may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee. Upon the death of a Participant, and upon receipt by the Company of proof of the identity and existence, at the Participant's death, of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Common Stock (or remaining Compensation deductions) to such beneficiary. In the event of the death of the Participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares (or remaining Compensation deductions) to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares (or remaining Compensation deductions) to the Participant's spouse or to any one or more dependents or relatives of the Participant, or to such other person or persons as the Company may designate on behalf of the estate of such deceased Participant.

12.     TRANSFERABILITY

        Neither Compensation deductions nor Plan contributions credited to a Participant's Account nor any rights with regard to Plan participation or the right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of a Participant and left in his Account shall be subject to his absolute control. Any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

13.     AMENDMENT OR TERMINATION

        The Board may, without further action on the part of the stockholders of the Company, at any time amend the Plan in any respect, or terminate the Plan, except that it may not:

        (a) Permit the sale of more shares of Common Stock than are authorized under Section 5;

        (b) Change the class of Affiliates whose Employees are eligible to participate in the Plan; or

        (c) Effect a change inconsistent with Section 423 of the Code or the regulations issued thereunder.

14.     NOTICES

        All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in writing by the Chief Financial Officer of the Company or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

15.     LIMITATIONS

        Notwithstanding any other provisions of the Plan:

        (a) The Company intends that this Plan shall constitute an employee stock purchase plan within the meaning of Section 423 of the Code. Any provisions required to be included in the Plan under said Section, and under regulations issued thereunder, are hereby included as though set forth in the Plan at length.

        (b) No Employee shall be entitled to participate in the Plan if, immediately after the grant of an option hereunder, the Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. For purposes of this Section 15, stock ownership shall be determined under the rules of Section 424(d) of the Code and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

        (c) No Employee shall be permitted to purchase Common Stock hereunder if his right and option to purchase Common Stock under this Plan and under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliates would result in an entitlement to purchase Common Stock in any one (1) calendar year in excess of a fair market value of $25,000 (determined at the time of grant).

        (d) All Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased pursuant to the Plan shall bear a uniform relationship to an Employee's Compensation. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

        (e) Nothing in the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment of such Employee.

        (f) No Participant shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or allocated to his Account.

        (g) If under any provision of the Plan that requires a computation of the number of shares of Common Stock to be purchased, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

        (h) The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his own affairs. A Participant, therefore, may sell shares of Common Stock purchased under the Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws or any applicable Company restriction or blackout periods; provided, however, that because of certain federal tax requirements, each Participant shall agree, by entering the Plan:

                (i) promptly to give the Company notice of any shares of Common Stock disposed of within two (2) years after the date of grant of the applicable option, or within one (1) year of the Purchase Date, and the number of such shares disposed of (a "disqualifying disposition");

                (ii) that the Company may withhold, pursuant to Code Sections 3102, 3301, and 3402, from his wages and other cash compensation paid to him in all payroll periods following in the same calendar year, any additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan; and

                (iii) that he shall repay the Company any amount of additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan, that cannot be satisfied by withholding from the wages and other cash compensation paid to him by the Company.

        (i) This Plan is intended to comply in all respects with applicable law and regulations, including with respect to Participants who are officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3), so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and if required to comply with the rules promulgated thereunder, such Participants shall not be permitted to direct the sale of any

        Common Stock purchased hereunder until at least six (6) months have elapsed from the date of a purchase, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

16.     EFFECTIVE DATE AND APPROVALS

        The Plan shall become effective at a time when:

        (a) the Plan has been adopted by the Board; and

        (b) a registration statement on Form S-8 under the Securities Act of 1933, as amended, has become effective with respect to the Plan; and

        (c) the Committee has notified the eligible Employees that they may commence participation in the Plan; and

        (d) the Plan is approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event such stockholder approval is not obtained, the Plan shall terminate and have no further force or effect, and all amounts collected from the Participants during any initial Offering Period(s) hereunder shall be refunded.

Unless sooner terminated by the Board, or as set forth above, the Plan shall terminate upon the earlier of (i) the tenth (10th) anniversary of the adoption of the Plan by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been sold under the Plan.

17.     APPLICABLE LAW

All questions pertaining to the validity, construction, and administration of the Plan shall be determined in conformity with the laws of Nevada, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

Adopted the 16th day of March, 1998.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  HYSEQ, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Robert D. Weist and Lewis S. Gruber proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Hyseq, Inc. (the "Company") a Nevada corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 18, 1998 at 9:00 am and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so if personally present thereat, as follows:

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SELECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3,4,5 AND 6.

[ ]  I PLAN TO ATTEND THE MEETING

ITEM 1:  Election of Class II Directors
       Nominees: Dr. Raymond F. Baddour and Ms. Greta E. Marshall
       (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

       VOTE FOR [ ]                               WITHHOLD AUTHORITY [ ]
       all nominees listed                to vote for all nominees
       (except as marked to the contrary)

ITEM 2:  Ratification of Selection of Independent Public Accountants
            FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

ITEM 3: Continuation and Amendment of the Company's 1995 Stock Option Plan (the "1995 Plan")
            FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

ITEM 4:  Amendment of the Non-Employee Director Stock
         Option Plan (the "DSOP")
            FOR [ ]       AGAINST [ ]      ABSTAIN [ ]

ITEM 5:  Approval of the Company's Employee Stock
         Purchase Plan
            FOR [ ]       AGAINST [ ]      ABSTAIN [ ]

ITEM 6:  Special Amendment of the 1995 Plan and the
         DSOP
            FOR [ ]       AGAINST [ ]      ABSTAIN [ ]

ITEM 7:  To transact such other business as may
         properly come before the meeting and any adjournments thereof.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU HAVE ANY QUESTIONS, CALL 408-524-8100.

                                                        ------------------------
                                                        Number of Shares

                                                        ------------------------
                                                        Signature of
                                                        Stockholder       Date

                                                        ------------------------
                                                        Signature of
                                                        Stockholder       Date

                                                        Please sign exactly as
                                                        name appears hereon.
                                                        When shares are held by
                                                        joint tenants, both
                                                        should sign. When
                                                        signing as attorney,
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in full partnership name
                                                        by authorized person.